Exhibit 10.65

FIRST MODIFICATION AGREEMENT

     THIS FIRST MODIFICATION AGREEMENT (“AGREEMENT”) is made to be effective as of April 30, 2004, by and between MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (“ADMINISTRATIVE AGENT”); MANUFACTURERS AND TRADERS TRUST COMPANY (“M&T”), BANK OF AMERICA, N.A. (“BANK OF AMERICA”), SUNTRUST BANK (“SUNTRUST”), COMERICA BANK (“COMERICA”), FIFTH THIRD BANK (“FIFTH THIRD”), and CHEVY CHASE BANK (“CHEVY CHASE”); MARTEK BIOSCIENCES CORPORATION, a Delaware corporation (“BORROWER”); MARTEK BIOSCIENCES BOULDER CORPORATION (“MARTEK BOULDER”), a Delaware corporation; and MARTEK BIOSCIENCES KINGSTREE CORPORATION (“MARTEK KINGSTREE”), a Delaware corporation. Hereafter, M&T, BANK OF AMERICA, SUNTRUST, COMERICA, FIFTH THIRD, and CHEVY CHASE are collectively referred to as the “LENDERS”; MARTEK BOULDER and MARTEK KINGSTREE are collectively referred to as the “GUARANTORS”; the BORROWER and the GUARANTORS are collectively referred to as the “OBLIGORS”; and the ADMINISTRATIVE AGENT, the LENDERS, and the OBLIGORS are collectively referred to as the “PARTIES.”

RECITALS

     The BORROWER is party to a Loan And Security Agreement dated January 26, 2004 (“LOAN AGREEMENT”) with the ADMINISTRATIVE AGENT and the LENDERS. Hereafter, all defined terms in the LOAN AGREEMENT shall have the same definitions and meanings in this AGREEMENT. All defined terms used in this AGREEMENT shall be set forth in all capital letters.

     The BORROWER has requested that the LENDERS agree to certain modifications to the terms of the LOANS and of the CREDIT DOCUMENTS. All of the PARTIES have consented to the requested modifications and have entered into this AGREEMENT to accomplish the required modifications.

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

     Section 1.Acknowledgment Of Obligations. The OBLIGORS acknowledge that: (a) each of the CREDIT DOCUMENTS is the valid and binding obligation of each of the OBLIGORS that is a signatory thereto; (b) the CREDIT DOCUMENTS are enforceable in accordance with all stated terms; and (c) the OBLIGORS have no defenses, claims of offset, or counterclaims against the enforcement of the CREDIT DOCUMENTS in accordance with all stated terms.

     Section 2. Amendment and Modification of Loan Agreement. The LOAN AGREEMENT is hereby amended and modified as follows:

          Section 2.1 Increases In Commitment Amounts. The amounts set forth opposite each LENDER’S name on the signature pages of the LOAN AGREEMENT under the caption “Commitment Amount” shall be modified and increased to the following COMMITMENT AMOUNTS:

M&T	$26,500,000.00
BANK OF AMERICA	$23,500,000.00
SUNTRUST BANK	$17,600,000.00
COMERICA BANK	$11,800,000.00
FIFTH THIRD BANK	$11,800,000.00
CHEVY CHASE BANK	$8,800,000.00

          Section 2.2 Fixed Charge Coverage Ratio. Section 1.42 of the LOAN AGREEMENT shall be modified such that the present references to “aggregate cash balances” shall be “aggregate values of PERMITTED INVESTMENTS.”

          Section 2.3 Increase In Maximum Aggregate Loan Amount. Section 1.73 of the LOAN AGREEMENT shall be modified such that the reference to “Eighty-Five Million Dollars ($85,000,000.00)” shall be as of April 30, 2004 “One Hundred Million Dollars ($100,000,000.00).”

          Section 2.4 Definition of Fixed Charge Coverage Ratio. The reference to CAPITAL EXPENDITURES in Section 1.42(a) of the LOAN AGREEMENT shall be deleted for the time period beginning on April 30, 2004 and ending on October 31, 2004, and shall thereafter be reinstated in Section 1.42 effective as of November 1, 2004. Beginning for the period beginning on November 1, 2004 and continuing thereafter, CAPITAL EXPENDITURES shall be measured for purposes of Section 1.42(a) on a cumulative basis beginning on November 1, 2004 until October 31, 2005, and thereafter for the immediately preceding four (4) FISCAL QUARTERS.

          Section 2.5 Interest Periods. Section 2.2.2(d) of the LOAN AGREEMENT shall be modified such that the current reference to “five (5)” shall be “seven (7).”

          Section 2.6 Increase in Fixed Charge Coverage Ratio. Section 5.14 of the LOAN AGREEMENT shall be modified such that the current reference to “1.2 to 1.0” shall be as of April 30, 2004 and continuing thereafter “2.5 to 1.0.”

          Section 2.7 Leverage Ratio. For the period beginning on April 30, 2004 and ending on January 31, 2005, the definition of LEVERAGE RATIO in Section 1.65 of the LOAN AGREEMENT shall be modified to be the ratio of “FUNDED INDEBTEDNESS minus the aggregate value of the PERMITTED INVESTMENTS of the BORROWER and its SUBSIDIARIES on a consolidated basis (as existing on the last day of such FISCAL QUARTER) to EBITDA.” Beginning on February 1, 2005 and continuing thereafter, the definition of LEVERAGE RATIO shall be reinstated as originally defined in the LOAN AGREEMENT.

          Section 2.6 Capital Expenditure Limitations. The following Section 6.14 shall be added to the LOAN AGREEMENT:

               Section 6.14 2004 Capital Expenditures. The BORROWER and its SUBSIDIARIES shall not make CAPITAL EXPENDITURES during the 2004 FISCAL YEAR in excess of an aggregate amount of Two Hundred Million Dollars ($200,000,000.00).

     Section 3. Amendment And Modification Of Notes. Each of the NOTES shall be amended and restated in its entirety as of May 1, 2004 in order to reflect the revised and increased COMMITMENT AMOUNTS of the LENDERS, as reflected in Exhibits 3-1 through 3-6 attached hereto.

     Section 4. Obligors’ Representations And Warranties. As an inducement to the SECURED PARTIES to enter into this AGREEMENT, each of the OBLIGORS makes the following representations and warranties to the SECURED PARTIES and acknowledges the justifiable reliance of the SECURED PARTIES thereon:

          A. Authority And Good Standing. The BORROWER: (a) has the power to enter into this AGREEMENT and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this AGREEMENT and all related documents; and (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which the BORROWER transacts business and in which the failure to qualify could reasonably be expected to be or result in a MATERIAL ADVERSE EVENT.

          B. Violations. The execution, delivery, and performance of this AGREEMENT by the BORROWER will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any LAWS or result in a default under any contract, agreement, or instrument to which the BORROWER is a party or by which the BORROWER or any properties of the BORROWER are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the BORROWER, except in favor of the SECURED PARTIES.

          C. Liens. The SECURED PARTIES hold first lien priority perfected liens and security interests in and to the assets of the BORROWER as required by the terms and conditions of the CREDIT DOCUMENTS, which liens shall survive intact the transactions contemplated by this AGREEMENT in the same lien priority existing prior to this AGREEMENT.

          D. Enforceability. This AGREEMENT and all of the CREDIT DOCUMENTS, as modified and amended in accordance herewith, are the valid and binding obligations of the OBLIGORS, as indicated, and are fully enforceable in accordance with all stated terms.

     Section 5. Guaranty Agreements. The GUARANTORS hereby ratify and reaffirm the terms and conditions of the GUARANTY AGREEMENTS and acknowledge that the GUARANTY AGREEMENTS will continue to be fully enforceable against the GUARANTORS in accordance with all stated terms after the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated herein.

     Section 6. Fees. On or before May 14, 2004, the BORROWER shall pay to the ADMINISTRATIVE AGENT for the pro rata benefit of the LENDERS an amendment fee in the amount of Eighty-Five Thousand Dollars ($85,000.00), and an “Upfront Fee” of Fifty-Six Thousand Two Hundred Fifty Dollars ($56,250.00), which fees shall be deemed to have been fully earned upon the execution and delivery of this AGREEMENT by the LENDERS.

     Section 7. No Other Modifications Of Credit Documents. The PARTIES acknowledge that except as specifically stated in this AGREEMENT, the CREDIT DOCUMENTS shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the parties thereto in accordance with all stated terms. Nothing contained herein is intended to limit, vary, or terminate any liens, pledges, or security interests presently existing for the benefit of the SECURED PARTIES or to alter the lien priority thereof. Each OBLIGOR reaffirms and ratifies all of such liens, pledges, security interests or mortgage liens previously granted for the benefit of the SECURED PARTIES.

     Section 8. Further Assurances. The OBLIGORS each agree to execute and deliver to the ADMINISTRATIVE AGENT such other and further documents as may, from time to time, be reasonably requested by the ADMINISTRATIVE AGENT in order to execute or enforce the terms and conditions of this AGREEMENT or any of the CREDIT DOCUMENTS.

     Section 9. No Novation; No Refinance. It is the intent of each of the PARTIES that nothing contained in this AGREEMENT shall be deemed to effect or accomplish or otherwise constitute a novation of any of the obligations owed by any of the OBLIGORS to the LENDERS or to be a refinance of any of the LOANS. Nothing contained herein shall be deemed to extinguish, terminate or impair any of the duties or obligations owed by the OBLIGORS to the LENDERS with respect to any of the LOANS, the CREDIT DOCUMENTS or the GUARANTY AGREEMENTS.

     Section 10. Enforceability. This AGREEMENT shall inure to the benefit of and be enforceable against each of the PARTIES and their respective successors and assigns.

     Section 11. Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This AGREEMENT shall be construed, performed and enforced and its validity and enforceability determined in accordance with the LAWS of the State of Maryland (excluding, however, conflict of laws principles). Each of the PARTIES consents to the jurisdiction of the courts of the State of Maryland and the jurisdiction of the United States District Court for the District of Maryland, if a basis for federal jurisdiction exists. Each of the PARTIES waives any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or inconvenience of forum.

     Section 12. Expenses. The BORROWER agrees to reimburse the ADMINISTRATIVE AGENT upon demand for the costs and expenses incurred by the ADMINISTRATIVE AGENT in connection with the preparation of this AGREEMENT, including reasonable attorneys’ fees.

     Section 13. Counterparts And Delivery. This AGREEMENT may be executed and delivered in counterparts, and shall be fully enforceable against each signatory, even if all designated signatories do not actually execute this AGREEMENT. This AGREEMENT, and the signatures to this AGREEMENT, may be delivered via facsimile.

     IN WITNESS WHEREOF, the parties have executed this AGREEMENT with the specific intention of creating a document under seal to be effective as of the date first above written.

WITNESS/ATTEST:	BORROWER:

MARTEK BIOSCIENCES CORPORATION,
A Delaware Corporation

	By:	/s/ Peter L. Buzy	(SEAL)

Peter L. Buzy,
Chief Financial Officer

GUARANTORS:

MARTEK BIOSCIENCES BOULDER CORPORATION

	By:	/s/ Peter L. Buzy	(SEAL)

Peter L. Buzy,
Chief Financial Officer and Treasurer

MARTEK BIOSCIENCES KINGSTREE CORPORATION

	By:	/s/ Peter L. Buzy	(SEAL)

Peter L. Buzy,
Chief Financial Officer and Treasurer

[Signatures Continued On The Following Page]

Signature Page to First Modification Agreement – Continued:

WITNESS/ATTEST:	AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY,
AS ADMINISTRATIVE AGENT

	By:		/s/ Robert F. Topper	(SEAL)

		Name:	Robert F. Topper

		Title:	Vice President

LENDERS:

MANUFACTURERS AND TRADERS TRUST COMPANY

	By:		/s/ Robert F. Topper	(SEAL)

		Name:	Robert F. Topper

		Title:	Vice President

[Signatures Continued On The Following Page]

Signature Page to First Modification Agreement – Continued:

LENDERS :

WITNESS/ATTEST:	BANK OF AMERICA, N.A.

	By:		/s/ Michael J. Radcliffe	(SEAL)

		Name:	Michael J. Radcliffe

		Title:	Senior Vice President

[Signatures Continued On The Following Page]

Signature Page to First Modification Agreement – Continued:

LENDERS :

WITNESS/ATTEST:	SUNTRUST BANK

	By:		/s/ J. MacGregor Tisdale	(SEAL)

		Name:	J. MacGregor Tisdale

		Title:	Vice President

[Signatures Continued On The Following Page]

Signature Page to First Modification Agreement – Continued:

LENDERS :

WITNESS/ATTEST:	COMERICA BANK

	By:		/s/ Richard S. Bugosy	(SEAL)

		Name:	Richard S. Bugosy

		Title:	Vice President

[Signatures Continued On The Following Page]

Signature Page to First Modification Agreement – Continued:

LENDERS :

WITNESS/ATTEST:	FIFTH THIRD BANK

	By:		/s/ David C. Melin	(SEAL)

		Name:	David C. Melin

		Title:	Vice President

[Signatures Continued On The Following Page]

Signature Page to First Modification Agreement – Continued:

LENDERS :

WITNESS/ATTEST:	CHEVY CHASE BANK

	By:		/s/ William J. Olsen	(SEAL)

		Name:	William J. Olsen

		Title:	Group Vice President